CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and to the incorporation by reference of our report dated July 25, 2007 on the financial statements and financial highlights of VALIC Company I (comprised of the Asset Allocation Fund, Blue Chip Growth Fund, Broad Cap Value Income Fund, Capital Conservation Fund, Core Equity Fund, Core Value Fund, Foreign Value Fund, Global Equity Fund, Global Social Awareness Fund (formerly Social Awareness Fund), Global Strategy Fund, Government Securities Fund, Growth & Income Fund, Health Sciences Fund, Inflation Protected Fund, International Equities Fund, International Government Bond Fund, International Growth I Fund, Large Cap Core Fund, Large Capital Growth Fund, Mid Cap Index Fund, Mid Cap Strategic Growth Fund, Money Market I Fund, Nasdaq-100® Index Fund, Science & Technology Fund, Small Cap Aggressive Growth Fund, Small Cap Fund, Small Cap Special Values Fund, Small Cap Index Fund, Small Cap Strategic Growth Fund, Stock Index Fund, VALIC Ultra Fund, and Value Fund) as of and for the year ended May 31, 2007 in the Post-Effective Amendment Number 53 to the Registration Statement (Form N-1A No. 2-83631/811-3738).
ERNST & YOUNG LLP
Houston, Texas
March 5, 2008